UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 29, 2018, MSG Sports & Entertainment, LLC (“MSG S&E”), a wholly-owned subsidiary of The Madison Square Garden Company (the “Company”) entered into Aircraft Support Services Agreements with each of (i) Charles F. Dolan (“CFD”), a director of the Company, and Sterling Aviation, LLC, a company owned and controlled by CFD (“Sterling”), and (ii) JD & the Straight Shot, LLC (“JDSS”), a company owned and controlled by the Company’s Executive Chairman and Chief Executive Officer and director, James L. Dolan. The terms of the Aircraft Support Services Agreements (each, an “Aircraft Support Services Agreement” and, collectively, the “Aircraft Support Services Agreements”) with each of CFD/Sterling and JDSS (collectively, the “Counterparties”) are substantively the same.

Pursuant to the Aircraft Support Services Agreements, MSG S&E has agreed, effective July 1, 2018, to provide certain aircraft support services to the Counterparties for a monthly services fee of $14,584 and reimbursement of certain costs and expenses. Those services will include providing access to pilots, crew and maintenance personnel, aircraft maintenance, Federal Aviation Administration (“FAA”) compliance reporting, hangar, office and shop facilities, flight scheduling and dispatch services, training, record keeping and other services necessary and appropriate for the support of aircraft owned by the Counterparties.

In addition, MSG S&E entered into time sharing/dry lease agreements with each of CFD and JDSS, which replaced existing arrangements that had expired by their terms, whereby MSG and the applicable counterparty may utilize each other’s aircraft, as discussed further below.

On June 29, 2018, MSG S&E entered into an aircraft time sharing agreement (the “G550 CFD Time Sharing Agreement”) with CFD, pursuant to which CFD may lease on a non-exclusive basis the Company’s Gulfstream Aerospace G550 aircraft (the “G550 Aircraft”). For flights taken under the G550 CFD Time Sharing Agreement, CFD will pay for the actual expenses of such flight as listed in the agreement, but not to exceed the maximum amount permitted under FAA rules.

On June 29, 2018, MSG S&E also entered into a dry lease agreement (the “GV Dry Lease Agreement”) with Sterling, pursuant to which MSG S&E may lease on a non-exclusive basis Sterling’s Gulfstream Aerospace G-V aircraft (the “GV Aircraft”). Under the terms of the GV Dry Lease Agreement, MSG S&E will pay Sterling rent at an hourly rate and specified expenses of each flight (which mirror the types of expenses charged under the G550 CFD Time Sharing Agreement). The GV Dry Lease Agreement provides for certain equitable adjustments to ensure that the arrangement is not economically unfair to the lessor, including a “true-up” mechanism such that, to the extent that MSG S&E’s annual usage of the GV Aircraft exceeds CFD’s annual usage of the G550 Aircraft (which, based on historical usage, is expected), MSG S&E would pay an additional hourly rate with respect to excess hours intended to cover the additional costs.

On June 29, 2018, MSG S&E entered into an aircraft time sharing agreement (the “G550 Q2C Time Sharing Agreement”) with QUART 2C, LLC (“Q2C”), a company owned and controlled by James L. Dolan, pursuant to which Q2C may lease on a non-exclusive basis the Company’s G550 Aircraft. For flights taken under the G550 Q2C Time Sharing Agreement, Q2C will pay for the actual expenses of such flight as listed in the agreement, but not to exceed the maximum amount permitted under FAA rules.

On June 29, 2018, MSG S&E also entered into a dry lease agreement (the “G450 Dry Lease Agreement”) with Q2C, pursuant to which MSG S&E may lease on a non-exclusive basis Q2C’s Gulfstream Aerospace G450 aircraft (the “G450 Aircraft”). Under the terms of the G450 Dry Lease Agreement, MSG S&E will pay Q2C rent at an hourly rate and specified expenses of each flight (which mirror the types of expenses charged under the G550 Q2C Time Sharing Agreement). The G450 Dry Lease Agreement provides for certain equitable adjustments to ensure that the arrangement is not economically unfair to the lessor, including a “true-up” mechanism such that, to the extent that MSG S&E’s annual usage of the G450 Aircraft exceeds Q2C’s annual usage of the G550 Aircraft (which, based on historical usage, is expected), MSG S&E would pay an additional hourly rate with respect to excess hours intended to cover the additional costs.

The above description of the Aircraft Support Services Agreements, G550 CFD Time Sharing Agreement, GV Dry Lease Agreement, G550 Q2C Time Sharing Agreement and G450 Dry Lease Agreement are qualified in their entirety by reference to those agreements which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

10.1	Aircraft Support Services Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC, Sterling Aviation, LLC and Charles F. Dolan (for the GV).

10.2	Aircraft Support Services Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and JDSS (for the G450).

10.3	Time Sharing Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and Charles F. Dolan (for the G550).

10.4	Time Sharing Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and QUART 2C, LLC (for the G550).

10.5	Dry Lease Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and Sterling Aviation, LLC (for the GV).

10.6	Dry Lease Agreement, effective July 1, 2018, between MSG Sports & Entertainment, LLC and QUART 2C, LLC (for the G450).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Donna Coleman
Name:	Donna Coleman
Title:	Executive Vice President and Chief Financial Officer

Dated: June 29, 2018

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